Exhibit 99.1

Ubiquity, Inc. Plans to Engage in a Registration to Enable it to Uplist to NASDAQ

IRVINE, Calif., September 11, 2014 – Ubiquity, Inc. (OTCBB: UBIQ) (“Ubiquity” or the “Company”), a technology development and licensing company that holds an extensive portfolio of patents across multiple technology market verticals, announced today its strategy to uplist the trading of its common stock from the bulletin board to the NASDAQ stock market, including pursuing a firm commitment underwritten offering with gross proceeds to the Company of at least $40 million (the “Proposed Offering”). To better manage and increase the ability to successfully implement this strategy, Ubiquity has provided all of its current holders of its shares of restricted common stock with registration rights and the opportunity to participate in the Proposed Offering.

The Proposed Offering would satisfy one of the eligibility requirements to uplist trading of Ubiquity’s common stock to NASDAQ. The Company intends to use most of the net proceeds from this Proposed Offering to substantially expand its marketing and distribution of its products.

“We believe uplisting to NASDAQ will improve our visibility to investors, as well as to enhance the trading liquidity of our common stock,” commented Chris Carmichael CEO of Ubiquity. “We believe our shareholders will benefit from this offering as it will allow us to continue to grow our company and drive shareholder value as we prepare for a future NASDAQ uplisting. Providing registration rights to our restricted stockholders will also mitigate the potential selling pressure that could complicate our proposed offering.” noted Chris Carmichael, CEO.

Holders of restricted common stock who choose to join the registration rights agreement will agree to not sell their shares except as part of the Proposed Offering or unless certain events (“milestones”) are not achieved by the dates specified in the Registration Rights Agreement. These milestones represent many of the key execution points to successfully complete the Proposed Offering such as engaging the managing underwriter that is nationally recognized as a leading investment bank, filing the registration statement with the SEC on Form S-1 and completing the offering.

“Ubiquity's Board of Directors believes that pursuing a firm commitment underwritten offering in a coordinated manner to uplist the trading of our common stock to NASDAQ is in the best interest of our stockholders. The registration provides a strategic foundation for the company, creates more opportunities to capture value for the company's extensive intellectual property and product offerings, and gives management many more strategic and operating alternatives. This is the most effective strategy for the company to pursue”, commented Nicholas Mitsakos  Co-Chairman.

To review the Company’s 8-K in regards to this announcement and for more information, please visit www.sec.gov.

Herrick, Feinstein LLP is serving as legal counsel to the Company in this transaction.

About Ubiquity, Inc.

Based in Irvine, CA, Ubiquity is a vertically integrated, technology-focused media company. Ubiquity is focused in five specific areas with a robust portfolio of patents and intellectual property. The Company has developed an intuitive user interface making access to all content from any device in a simple, consistent format, has enabled the search and identification of any object and image in all video and digital media, and has developed a platform for mobile transaction including the integration of payments, money transfers, coupons and gifts. The Sprocket is an industry-leading, intuitive, immersive consumer experience for all web-based activity, and allows for the personalization of all content, whether public or private, in a unique, accessible way.

Through Ubiquity Labs we are leveraging an extensive portfolio of intellectual property spanning Web 3.0, immersive advertising, video compression, content distribution, eCommerce, and mobile applications to support the commercialization of new technologies. In addition, we intend to pursue strategic licensing opportunities.

To download Ubiquity's investor relations app, which offers access to SEC documents, press releases, videos, audiocasts and more, please click to download from your iPhone or iPad or Android device.

Forward-Looking Statements

This news release contains forward-looking statements and information that are based on the beliefs of management and reflect the Company's current expectations. When used in this news release, the words “anticipate,” “belief,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “positioned,” “predict,” “project,” “propose,” “should,” “strategy,” “will” and the negative or other variation of these words or such variations thereon or comparable terminology, are intended to identify forward-looking statements and information. Such statements and information reflect the current view of the Company with respect to risks and uncertainties that may cause actual results to differ materially from those contemplated in those forward-looking statements and information.

By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the failure of the business strategy, the integrity of the Company's patents and proprietary intellectual property, and competition. The Company cautions that the foregoing list of risk factors is not exhaustive and is subject to change and there can be no assurance that such assumptions will reflect the actual outcome of such items or factors. When relying on the Company's forward-looking statements and information to make decisions, investors and others should carefully consider the foregoing factors and other uncertainties and potential events, including the risk factors set out in the Company's 10K for the year ended December 31, 2013. See the sections entitled "Risk Factors" in Ubiquity's quarterly and annual reports as filed by Ubiquity from time to time with the Securities and Exchange Commission. The Company has assumed that the material factors referred to above will not cause such forward-looking statements and information to differ materially from actual results or events.

THE FORWARD-LOOKING INFORMATION CONTAINED IN THIS NEWS RELEASE REPRESENTS THE EXPECTATIONS OF THE COMPANY AS OF THE DATE OF THIS NEWS RELEASE AND, ACCORDINGLY, IS SUBJECT TO CHANGE AFTER SUCH DATE. READERS SHOULD NOT PLACE UNDUE IMPORTANCE ON FORWARD-LOOKING INFORMATION AND SHOULD NOT RELY UPON THIS INFORMATION AS OF ANY OTHER DATE. WHILE THE COMPANY MAY ELECT TO, IT DOES NOT UNDERTAKE TO UPDATE THIS INFORMATION AT ANY PARTICULAR TIME EXCEPT AS REQUIRED IN ACCORDANCE WITH APPLICABLE SECURITIES LEGISLATION.

THIS PRESS RELEASE AND THE DOCUMENTS REFERENCED IN THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER OR ANY SOLICITATION OF AN OFFER FOR THE SALE OF ANY SECURITIES. ANY SUCH SALE THAT INVOLVES A PUBLIC OFFERING MAY ONLY BE MADE THROUGH A PROSPECTUS THAT IS INCLUDED IN A REGISTRATION STATEMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND IS EFFECTIVE.

Contact:

Investors:

KCSA Strategic Communications

Todd Fromer / Phil Carlson

tfromer@kcsa.com / pcarlson@kcsa.com

212-896-1215 / 212-896-1233